Exhibit 16.1

GRANT THORNTON LLP
1415 Vantage Park Drive, Suite 500	October 16, 2025
Charlotte, NC 28203

D +1 704 632 3500
F +1 704 334 7701
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE

Washington, DC 20549
Re: ScanSource, Inc.

File No. 00-26926

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of ScanSource, Inc. dated October 9, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.